EXHIBIT 2.6

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Trademark Security Agreement”) is made this 22 day of August, 2025, by and among CARECLOUD HOLDINGS, INC, a Delaware corporation (“Issuer”), CARECLOUD, INC., a Delaware corporation (“Parent”), CARECLOUD HEALTH, INC., a Delaware corporation (“CCH”, and together with Issuer and Parent, collectively, “Grantors” and each, a “Grantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Deferred Payment Agreement, dated as of August 22, 2025 (as amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”), by and among Issuer, Parent (together with the Subsidiaries of Parent, including CCH, that are or may hereafter become party to the Agreement as a Guarantor, individually, a “Guarantor” and collectively, “Guarantors”), and Lender, Lender has agreed to accept the Deferred Payment Amount (as defined in the Agreement) from Issuer pursuant to the terms and conditions thereof;

WHEREAS, in order to induce Lender to enter into the Deferred Payment Agreement and to accept the Deferred Payment Amount as set forth therein, Grantors have executed and delivered to Lender that certain Security Agreement, dated as of August 22, 2025 (including all schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to Lender this Trademark Security Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

1. DEFINED TERMS. All initially capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or, if not defined therein, in the Agreement, and this Trademark Security Agreement shall be subject to the rules of construction set forth in Section 1.2 of the Security Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis.

2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Each Grantor hereby unconditionally grants, assigns, and pledges to Lender, to secure the Secured Obligations, a continuing security interest (referred to in this Trademark Security Agreement as the “Security Interest”) in all of such Grantor’s right, title and interest in and to the following, whether now owned or hereafter acquired or arising (collectively, the “Trademark Collateral”):

(a) all of its Trademarks and Trademark Intellectual Property Licenses to which it is a party including those referred to on Schedule I;

(b) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark Intellectual Property License; and

(c) all products and proceeds (as that term is defined in the UCC) of the foregoing, including any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademarks exclusively licensed under any Intellectual Property License, including right to receive any damages, (ii) injury to the goodwill associated with any Trademark, or (iii) right to receive license fees, royalties, and other compensation under any Trademark Intellectual Property License.

3. SECURITY FOR SECURED OBLIGATIONS. This Trademark Security Agreement and the Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Lender, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

4. SECURITY AGREEMENT. The Security Interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interests granted to Lender pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Lender with respect to the Security Interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Trademark Security Agreement and the Security Agreement, the Security Agreement shall control.

5. AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. Such Grantor shall give prompt notice in writing to Lender with respect to any such new trademarks or renewal or extension of any trademark registration. Without limiting each Grantor’s obligations under this Section, each Grantor hereby authorizes Lender unilaterally to modify this Trademark Security Agreement by amending Schedule I to include any such new trademark rights of such Grantor. Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Lender’s continuing security interest in all Collateral, whether or not listed on Schedule I.

6. COUNTERPARTS. This Trademark Security Agreement is a Deferred Payment Document. This Trademark Security Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Trademark Security Agreement. Delivery of an executed counterpart of this Trademark Security Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Trademark Security Agreement. Any party delivering an executed counterpart of this Trademark Security Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Trademark Security Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Trademark Security Agreement.

7. CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE PROVISION. THIS TRADEMARK SECURITY AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, JURY TRIAL WAIVER, AND JUDICIAL REFERENCE SET FORTH IN SECTION 8 OF THE SECURITY AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Trademark Security Agreement to be executed and delivered as of the day and year first above written.

GRANTORS:	CARECLOUD HOLDINGS, INC, a Delaware corporation

	By:	/s/ Norman S. Roth
	Name:	Norman S. Roth
	Title:	Interim Chief Financial Officer

CARECLOUD, INC., a Delaware corporation

	By:	/s/ Norman S. Roth
	Name:	Norman S. Roth
	Title:	Interim Chief Financial Officer

CARECLOUD HEALTH, INC., a Delaware corporation

	By:	/s/ Norman S. Roth
	Name:	Norman S. Roth
	Title:	Interim Chief Financial Officer

LENDER:	ACCEPTED AND ACKNOWLEDGED BY:

WELLS FARGO BANK, National Association, a national banking association

	By:	/s/ David Wu
	Name:	David Wu
Its Authorized Signatory

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

Trademarks

Grantor	Mark	Serial Number	Registration Number	Registration Date
CareCloud Holdings, Inc	CAREVUE	87886342	6253956	01/26/2021
CareCloud Holdings, Inc	INSIGHTCS	78756025	3158213	10/17/2006
CareCloud Holdings, Inc	MEDSPHERE	78694818	3759347	03/09/2010
CareCloud Holdings, Inc	OPENVISTA	78333895	2987270	08/23/2005
CareCloud Holdings, Inc	MEDSPHERE	78110109	2887467	09/21/2004
CareCloud Holdings, Inc	<DESIGN>	77081002	3316299	10/23/2007
CareCloud Holdings, Inc	WELLSOFT	77075705	3290162	09/11/2007
CareCloud Holdings, Inc	CHARTLOGIC	76377203	3072384	03/28/2006
CareCloud Holdings, Inc	VUECENTRIC	76334830	2604744	08/06/2002
CareCloud Holdings, Inc	MARKETWARE	78367228	3254706	06/26/2007
CareCloud, Inc.	CARECLOUD	98619574	N/A	N/A
CareCloud, Inc.	CARECLOUD	98619622	N/A	N/A
CareCloud, Inc.	MEDOPTIMA	3174623	76632116	11/21/2006
CareCloud, Inc.	MEDIGAIN INSIGHTS	86910546	5053648	10/04/2016
CareCloud, Inc.	MEDIGAIN	86740556	4959427	05/17/2016
CareCloud, Inc.	MEDIGAIN GAIN INSIGHT. MAXIMIZE PROFIT.	86740642	4959436	05/17/2016
CareCloud Health, Inc.	CARECLOUD	85692867	4316566	04/09/2013
CareCloud Health, Inc.	CARECLOUD	85692849	4316563	04/09/2013

Trademark Licenses

None.